SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 6, 1997

                                    HCIA INC.
             (Exact name of registrant as specified in its charter)


          Maryland                      0-25378                   52-1407998
(State or other jurisdiction of       (Commission             (I.R.S. Employer
       incorporation)                 File Number)           Identification No.)


300 East Lombard Street, Baltimore, Maryland                      21202
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:  (410) 895-7470


                                 Not applicable
          (Former name or former address, if changed since last report)


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 Item 9.      Sales of Securities Under Regulation S.

         On May 6, 1997, HCIA Inc., a Maryland corporation, issued an aggregate of 923 shares of its common stock, par value $.01 per share ("Common Stock"), to five individuals residing in the United Kingdom, each of whom is a former shareholder of CHKS Limited ("CHKS"), a wholly-owned subsidiary of the Company. The shares of Common Stock were issued to the former CHKS shareholders under the Company's promissory notes issued to the former CHKS shareholders as partial payment for their interests in CHKS. The shares of Common Stock were issued in reliance on Regulation S promulgated under the Securities Act of 1933, as amended.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            HCIA Inc.


Date: May 7, 1997                           By:/s/ Charles A. Berardesco
                                               -------------------------
                                               Charles A. Berardesco
                                               Senior Vice President and
                                               General Counsel